                                                                   Exhibit 3.20b

                               ecom-division, Inc.

                                     BYLAWS

                                     Adopted

                                      as of

                                January 12, 2000

                                TABLE OF CONTENTS

1.  CORPORATE OFFICES                                                          1
     1.1.  Registered Office                                                   1
     1.2.  Other Offices                                                       1

2.  MEETINGS OF SHAREHOLDERS                                                   1
     2.1.  Time                                                                1
     2.2.  Place                                                               1
     2.3.  Notice                                                              2
            2.3.1.  Time                                                       2
            2.3.2.  Purposes of Meeting                                        2
            2.3.3.  Adjournment                                                2
            2.3.4.  Exceptions                                                 2
            2.3.5.  Nominations; Proposals                                     3
     2.4.  Special Meetings                                                    3
     2.5.  Quorum                                                              3
            2.5.1.  Requirement                                                3
            2.5.2.  Articles of Incorporation                                  4
            2.5.3.  Amendment to Articles of Incorporation                     4
     2.6.  Voting                                                              4
            2.6.1.  Votes Per Share                                            4
            2.6.2.  Signature                                                  4
            2.6.3.  Action on a Matter                                         5
            2.6.4.  Election of Directors                                      5

     2.7.  Proxies                                                             5
            2.7.1.  Terms                                                      5
            2.7.2.  Means to Grant Authority                                   6
     2.8.  Fixing Record Date                                                  6
     2.9.  Conduct of Meetings                                                 7
     2.10. Action Without Meeting                                              7
            2.10.1. Consent                                                    7
            2.10.2. Record Date                                                7
            2.10.3. Effect                                                     7
            2.10.4. Notice                                                     8
     2.11. Shareholder List for Meeting                                        8

3.  DIRECTORS                                                                  8
     3.1.  Powers                                                              8
     3.2.  Number of Directors                                                 9
     3.3.  Election and Term of Office                                         9
            3.3.1.  Election of Directors                                      9
            3.3.2.  Term of Office                                             9
            3.3.3.  Consent                                                    9
     3.4.  Vacancies                                                           9
     3.5.  Resignation and Removal of Directors                               10
            3.5.1.  Resignation                                               10
            3.5.2.  Removal                                                   10
     3.6.  Place of Meetings                                                  10

     3.7.  Regular Meetings                                                   10
     3.8.  Special Meetings -- Call and Notice                                10
     3.9.  Meetings by Telephone                                              11
     3.10. Quorum; Vote                                                       11
     3.11. Presumption of Assent                                              11
     3.12. Board Action Without a Meeting                                     11
     3.13. Compensation                                                       12

4.  COMMITTEES                                                                12
     4.1.  Creation of Committees                                             12
     4.2.  Committee Authority                                                12

5.  OFFICERS                                                                  13
     5.1.  Required Officers                                                  13
     5.2.  Election and Term of Office                                        13
     5.3.  Resignation and Removal of Officers                                13
     5.4.  Duties and Powers                                                  13
            5.4.1.  Chairperson                                               13
            5.4.2.  President                                                 14
            5.4.3.  Vice President                                            14
            5.4.4.  Secretary                                                 14
            5.4.5.  Assistant Secretary                                       14
            5.4.6.  Treasurer                                                 15
            5.4.7.  Assistant Treasurer                                       15
     5.5.  Compensation of Officers                                           15

6. SHARE PROVISIONS                                                           15
     6.1.  Subscription for Shares Before Incorporation                       15
     6.2.  Issuance of Shares                                                 15
     6.3.  Liability for Shares Issued before Payment                         16
     6.4.  Certificates Evidencing Shares                                     16
     6.5.  Shares without Certificates                                        17
     6.6.  Lost Certificates                                                  17
     6.7.  Shareholders of Record                                             17
     6.8.  Distributions to Shareholders                                      17
7.  MISCELLANEOUS                                                             18
     7.1.  Corporate Records                                                  18
     7.2.  Financial Statements for Shareholders                              18
     7.3.  Corporate Seal                                                     19
     7.4.  Fiscal Year                                                        19
     7.5.  Checks, Notes and Drafts                                           19
     7.6.  Waiver of Notice                                                   19
            7.6.1.  By Shareholder                                            19
            7.6.2.  By Director                                               19
8.  AMENDMENT OF BYLAWS                                                       20

                                     BYLAWS

                                       OF

                              ecom-division, Inc.

1.  CORPORATE OFFICES

     1.1.  Registered Office

            The address of the registered office of the Corporation shall be 5511 Staples Mill Road, Richmond, Virginia, 23228, and the registered agent at such address shall be Edward R. Parker, Esq.

     1.2.  Other Offices

            The Corporation may also have other offices at such locations both within and without the Commonwealth of Virginia as the Board of Directors may from time to time determine or as the business of the Corporation may require.

2.  MEETINGS OF SHAREHOLDERS

     2.1.  Time

            Annual meetings of shareholders shall be held on the second Tuesday of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or on such other date and at such other time as shall be designated from time to time by the Board of Directors and as shall be stated in a notice of the meeting or a duly executed waiver of notice thereof.

     2.2.  Place

            All meetings of shareholders shall be held in the City of Virginia Beach, in the Commonwealth of Virginia or at such other place within or without Virginia as may be designated for that purpose from time to time by the Board of Directors and stated in the notice of the meeting or a duly executed waiver of notice thereof.

     2.3.  Notice

            2.3.1.  Time

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

            The Corporation shall notify shareholders of the date, time, place of each annual and special shareholders' meeting. Such notice shall be given no less than 10 nor more than 60 days before the meeting date, except that notice of a shareholders' meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets which must be approved by the shareholders, or the dissolution of the Corporation, shall be given not less than 25 nor more than 60 days before the meeting date. Unless otherwise required by the Articles of Incorporation or by law, the Corporation is required to give notice only to shareholders entitled to vote at the meeting.

            2.3.2.  Purposes of Meeting

            Unless otherwise required by the Articles of Incorporation or by law, notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

            2.3.3.  Adjournment

            If an annual or special meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed as specified in Section 2.8 of these Bylaws or by law, however, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

            2.3.4.  Exceptions

            Notwithstanding the foregoing, no notice of a shareholder meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of shareholder meetings to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

            2.3.5.  Nominations; Proposals

            Nominations for the election of directors and proposals for consideration at a meeting shall be made by the Board of Directors or by any shareholder entitled to vote in elections of directors. However, any shareholder entitled to vote in elections of directors may nominate one or more persons for election as directors or may present a proposal for consideration at an annual meeting only if written notice of such shareholder's intent to make such proposal, nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 90 days prior to the date of the anniversary of the immediately preceding annual meeting. Each notice shall set forth (i) the name and address of the shareholder who intends to make the nomination or proposal and of the person or persons to be nominated, (ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to present the proposal, (iii) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the proposal, nomination or nominations are to be made by the shareholder and (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to have been nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the Corporation if so elected. The chairperson of the meeting may refuse to acknowledge any proposal or the nomination of any person not made in compliance with the foregoing procedure.

     2.4.  Special Meetings

            Special meetings of shareholders may be called by the Chairperson of the Board of Directors, the President or by the Board of Directors. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholder meeting.

     2.5.  Quorum

            2.5.1.  Requirement

            Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise provided by the Articles of Incorporation or by law, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for the adjourned meeting. Less than a quorum may adjourn a meeting.

            2.5.2.  Articles of Incorporation

            The Articles of Incorporation may provide for (i) a lesser or greater quorum requirement for shareholders, but not less than one-third of the shares eligible to vote, or voting groups of shareholders, or (ii) a greater voting requirement for shareholders, or voting groups of shareholders, than is provided in this Section 2.5.

            2.5.3.  Amendment to Articles of Incorporation

            An amendment to the Articles of Incorporation that adds, changes, or deletes a quorum or voting requirement shall meet the quorum requirement and be adopted by the vote and voting groups required to take action under the quorum and voting requirements then in effect.

     2.6.  Voting

            2.6.1.  Votes Per Share

            Unless provided otherwise by the Articles of Incorporation or by law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. Unless the Articles of Incorporation provide otherwise, in the election of directors, each outstanding share, regardless of class, is entitled to one vote for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote.

            2.6.2.  Signature

            If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder to the full extent permitted by law. The Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

            2.6.3.  Action on a Matter

            If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or by law. If the Articles of Incorporation or law provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section 2.6 or by law. If the Articles of Incorporation or law provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this Section 2.6 or by law. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

            2.6.4.  Election of Directors

            Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     2.7.   Proxies

            2.7.1.  Terms

            A shareholder may vote his or her shares in person or by proxy. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises such proxy's authority under the appointment. Subject to any express limitation on the proxy's authority appearing on the face of the appointment form and other limitations provided by law, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

            2.7.2.  Means to Grant Authority

            Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy pursuant to this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

            A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

            A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which the inspectors of election can determine that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

            Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this subsection may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     2.8.  Fixing Record Date

            The Board of Directors may fix a future date as the record date for one or more voting groups in order to make a determination of shareholders for any purpose. The record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholder meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     2.9.  Conduct of Meetings

            The Chairperson shall preside over all meetings of the shareholders as chairperson of the meeting. If the Chairperson is not present, the President, or if the President is not present, the Vice President, if any (or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, or if not so determined, in the order of their election), or if there is no Vice President, the Treasurer, shall preside. If none of such officers is present, a chairperson shall be elected by the meeting. The Secretary of the Corporation shall act as secretary of all the meetings if the Secretary is present. If the Secretary is not present, the chairperson shall appoint a secretary of the meeting. The chairperson of the meeting may appoint one or more inspectors of election to determine the qualification of voters, the validity of proxies, and the results of ballots.

     2.10. Action Without Meeting

            2.10.1. Consent

            Action required or permitted to be taken at a shareholder meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in possession of the Corporation. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation. Action taken under this Section is effective as of the date specified therein provided the consent states the date of execution by each shareholder.

            2.10.2. Record Date

            If not otherwise determined as specified in Section 2.8 of these Bylaws or by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent under Section 2.10.1 of these Bylaws.

            2.10.3. Effect

            A consent meeting the requirements of this Section 2.10 has the effect of a unanimous vote of voting shareholders and may be described as such in any document filed with the Virginia State Corporation Commission.

            2.10.4. Notice

            If notice of proposed action is required by law to be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation shall give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice shall contain or be accompanied by the same material that by law would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

     2.11. Shareholder List for Meeting

            The officer or agent having charge of the share transfer books of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. For a period of 10 days prior to the meeting, the list of shareholders shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours.

            Such list shall be produced and kept open at the time and place of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

            If the requirements of this Section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

3.  DIRECTORS

     3.1.  Powers

            All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

     3.2.  Number of Directors

            The Board of Directors shall consist of not less than one (1) nor more than ten (10) directors, as a majority of the Board of Directors shall determine from time to time.

     3.3.  Election and Term of Office

            3.3.1.  Election of Directors

            Except as provided in Section 3.4 of these Bylaws, directors shall be elected at the annual shareholders meeting.

            3.3.2.  Term of Office

            Each director shall hold office until such director's term expires or until such director's earlier death, resignation or removal. Despite the expiration of a director's term, such director continues to serve until such director's successor is elected and qualifies or until there is a decrease in the number of directors. A decrease in the number of directors does not shorten an incumbent director's term. The terms of the directors expire at the next annual shareholders meeting following their election.

            3.3.3.  Consent

            No individual shall be named or elected as a director without such individual's prior consent.

     3.4.  Vacancies

            Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number

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

of directors, (1) the shareholders may fill the vacancy, (2) the Board of Directors may fill the vacancy, or (3) if the directors remaining in office constitute fewer than a quorum, they may fill the vacancy by the affirmative vote of a majority of directors remaining in office. Unless the Articles of Incorporation provide otherwise, if the vacant office was held by a director elected by a voting group of shareholders, only the holders of that voting group are entitled to vote to fill the vacancy if it is to be filled by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     3.5.  Resignation and Removal of Directors

            3.5.1.  Resignation

            A director may resign at any time by delivering written notice to the Board of Directors, the Chairperson, the President, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

            3.5.2.  Removal

            The shareholders may remove one or more directors with or without cause, unless the Articles of Incorporation provide that directors may be removed only with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove such director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is the removal of the director.

     3.6.  Place of Meetings

            The Board of Directors may hold regular or special meetings in or out of the Commonwealth of Virginia.

     3.7.  Regular Meetings

            Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held, without notice of the date, time, place, or purpose of the meeting, as may be designated from time to time by resolution of the Board.

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

     3.8.  Special Meetings -- Call and Notice

            Special meetings of the Board of Directors may be called at any time by the Chairperson, or if the Chairperson is absent or unable or refuses to act, by the President or Secretary, or by directors constituting at least one-third of the full Board of Directors. Written notice of any special meeting shall be given to each director at least one day prior thereto either personally or by telegram, or at least five days prior thereto by mail, addressed to such director at the director's address as it appears in the records of the Corporation. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, or when delivered to the telegraph company if sent by telegram. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation.

     3.9.  Meetings by Telephone

            Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     3.10. Quorum; Vote

            Unless the Articles of Incorporation require a greater number for the transaction of all business or any particular business, a quorum of a Board of Directors consists of a majority of the number of directors in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors.

     3.11. Presumption of Assent

            A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) such director objects at the beginning of the meeting, or promptly upon such director's arrival, to holding it or to transacting specified business at the meeting, or (ii) such director votes against, or abstains from, the action taken.

     3.12. Board Action Without a Meeting

            Unless the Articles of Incorporation provide otherwise, action required or permitted by law to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.12 is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director. A consent signed under this Section 3.12 has the effect of a meeting vote and may be described as such in any document.

     3.13. Compensation

            Unless the Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation of directors and members of committees and may provide for reimbursements for expenses. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.  COMMITTEES

     4.1.  Creation of Committees

            Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all the directors in office when the action is taken. The same rules that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

     4.2.  Committee Authority

            To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority of the Board of Directors, except that a committee may not: (i) approve or recommend to shareholders action that is required by law to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend, or repeal these Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

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

5.  OFFICERS

     5.1.  Required Officers

            The Corporation shall have a President and a Secretary and such other officers as are appointed by the Board of Directors, including one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, who shall, unless these Bylaws otherwise provide, perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The same individual may simultaneously hold more than one office.

     5.2.  Election and Term of Office

            Each officer of the Corporation shall be elected by the Board of Directors and shall serve until such officer's successor is elected, qualifies, or until such officer's earlier death, resignation or removal. The Secretary and Treasurer shall have the authority to appoint one or more Assistant Secretaries or Assistant Treasurers, respectively. Election or appointment of an officer shall not of itself create any contractual rights.

     5.3.  Resignation and Removal of Officers

            An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future date, the Corporation may fill the pending vacancy before the effective date if the successor does not take office until the effective date. The Board of Directors may remove any officer or assistant officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal of an officer shall not affect any such officer's contract rights, if any, with the Corporation, nor shall the resignation of an officer affect the Corporation's contract rights, if any, with such officer.

     5.4.  Duties and Powers

            5.4.1.  Chairperson

            The Chairperson shall be the presiding officer of the Corporation and shall have such other authority and duties as the Board of Directors may from time to time prescribe.

            5.4.2.  President

            The President shall be the chief executive officer of the Corporation. The President shall have the responsibility for general and active management and

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

supervision of the activities of the Corporation, for ensuring that all orders and resolutions of the Board of Directors are carried into effect, for performing all other duties which are incidental to the office of President, and for performing such other duties as the Board of Directors may from time to time prescribe. The President shall have authority to enter into contracts on behalf of the Corporation.

            5.4.3.  Vice President

            The Vice President (or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, or if not so determined, in the order of their election) shall have the responsibility for performing the duties and exercising the powers of the President in the absence or disability of the President, and shall have the responsibility for performing such other duties and shall have such other powers as the Board or the President may from time to time prescribe.

            5.4.4.  Secretary

            The Secretary shall have the responsibility for preparing and maintaining custody of minutes of director and shareholder meetings, for authenticating records of the Corporation, for issuing proper notices of all meetings, for maintaining the share transfer books, for performing all other duties which are incident to the office of Secretary, and for performing such other duties as prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary may also attest all instruments signed by the President or any Vice President.

            5.4.5.  Assistant Secretary

            The Assistant Secretary or Assistant Secretaries shall have the authority to affix the corporate seal to any instrument requiring it, and when so affixed it may be attested by the signature of the Assistant Secretary. The Assistant Secretary or Assistant Secretaries may also attest all instruments signed by the President or any Vice President. The Assistant Secretary or Assistant Secretaries shall have no authority, express or implied, except as provided in these Bylaws.

            5.4.6.  Treasurer

            The Treasurer shall have the responsibility for collecting all moneys due the Corporation and for maintaining custody of the funds of the Corporation and for placing the same in such depositories in the name and to the credit of the Corporation as may be approved by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, shall keep accurate accounts of all receipts and disbursements, and shall render to the President (and to the Board of

Directors, when the Board of Directors so requires) an account of all transactions and of the financial condition of the Corporation. The Treasurer shall, at the discretion of the Board of Directors, furnish a satisfactory bond in such sum as the Board of Directors shall prescribe. The Treasurer shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

            5.4.7.  Assistant Treasurer

            The Assistant Treasurer shall, in the absence or disability of the Treasurer, have the responsibility for performing the duties and exercising the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     5.5.  Compensation of Officers

            The Board of Directors may fix the compensation of officers and provide for reimbursement of expenses.

6.  SHARE PROVISIONS

     6.1.  Subscription for Shares Before Incorporation

            A subscription for shares entered into before incorporation is irrevocable for 6 months unless the subscription agreement provides otherwise or all the subscribers agree to revocation. Shares issued pursuant to subscriptions entered into before incorporation are fully paid and nonassessable when the Corporation receives the consideration specified in the subscription agreement.

     6.2.  Issuance of Shares

            Any issuance of shares must be authorized by the Board of Directors. Shares may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. A good faith determination by the Board of Directors that the consideration received or to be received for the shares to be issued is adequate is conclusive insofar as the adequacy of consideration relates to whether the shares are validly issued, fully paid and nonassessable. When the Board of Directors has made such a determination and the Corporation has received the consideration, the shares issued therefor are fully paid and nonassessable. Where it cannot be determined that outstanding shares are fully paid and nonassessable, there shall be a conclusive presumption that such shares are fully paid and nonassessable if the Board of Directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

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

     6.3.  Liability for Shares Issued before Payment

            A purchaser of shares from the Corporation is not liable to the Corporation with respect to the shares except to pay the consideration for which the shares were authorized to be issued as provided in Section 6.2 or specified in the subscription agreement under Section 6.1 of these Bylaws.

     6.4.  Certificates Evidencing Shares

            Shares may but need not be represented by certificates. Each share certificate shall state on its face (i) the name of the Corporation and that the Corporation is organized under the law of the Commonwealth of Virginia, (ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, that the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate for shares of such class or series. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed (i) by the Chairperson, if any, or the President or a Vice President and by the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer or (ii) by the Board of Directors, and each such share certificate may bear the corporate seal or its facsimile. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar on the date of issue.

     6.5.  Shares without Certificates

            Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by law and by Section 6.4 of these Bylaws.

     6.6.  Lost Certificates

            The Board of Directors or the President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates for shares to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative (1) to advertise the same in such manner as it shall require and/or (2) to give the Corporation a bond in such sum as it may direct as indemnity or otherwise to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     6.7.  Shareholders of Record

            The Corporation shall be entitled to recognize the exclusive right of a person or entity shown by the records of the Corporation to be the owner of shares of its outstanding capital stock, to vote such shares, to receive dividends and notifications, and to exercise all the rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     6.8.  Distributions to Shareholders

            The Board of Directors may authorize and the Corporation may make distributions to its shareholders, subject to restrictions in the Articles of Incorporation and the limitations in this Section 6.8. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution, other than one involving a repurchase or reacquisition of shares, it is the date the Board of Directors authorizes the distribution. No distribution may be made if, after giving it effect (i) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the Corporation's total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is not prohibited under this Section 6.8 either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

7.  MISCELLANEOUS

     7.1.  Corporate Records

            The Corporation shall keep as permanent records minutes of all meetings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of the shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class and series, if any, of shares showing the number and class and series, if any, of shares held by each. The Corporation shall keep a copy of those records required by law.

     7.2.  Financial Statements for Shareholders

            If requested in writing by any shareholder, the Corporation shall furnish the shareholder with the financial statements for the most recent fiscal year, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

            If the annual financial statements are reported on by a public accountant, such report must accompany them. If the annual financial statements are not reported on by a public accountant, the President or the person responsible for the Corporation's accounting records shall provide the shareholders with a statement of the basis of accounting used in preparation of the annual financial statements and a description of any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     7.3.  Corporate Seal

            The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Virginia," and shall be in such form as shall be approved from time to time by the Board of Directors. The seal, or a facsimile of it, may be used by impressing or affixing it or in any other manner reproducing it.

     7.4.  Fiscal Year

            The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     7.5.  Checks, Notes and Drafts

            Checks, notes, drafts, and other orders for the payment of money shall be

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

signed by such person or persons as the Board of Directors may from time to time designate. The signature of any such person or persons may be a facsimile when authorized by the Board of Directors.

     7.6.  Waiver of Notice

            7.6.1.  By Shareholder

            A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, signed by the shareholder entitled to the notice, and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

            7.6.2.  By Director

            A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in this Section 7.6.2, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

8.  AMENDMENT OF BYLAWS

            Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by or pursuant to these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended or repealed by the Board of Directors.

                                        Adopted by the Board of Directors on
                                        January 12, 2000

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


                                        By: /s/ Raymond Schilling
                                           -------------------------------------
                                           Raymond Schilling
                                           Secretary

                                      -24-